Exhibit 4.7



REGISTERED         [IF THE SECURITY IS A GLOBAL SECURITY,      Principal Amount:
                   INSERT -- UNLESS AND UNTIL IT IS
                   EXCHANGED IN WHOLE OR IN PART FOR NOTES
                   IN CERTIFICATED FORM, THIS NOTE MAY NOT     $
                   BE TRANS FERRED EXCEPT AS A WHOLE BY THE
                   DEPOSITARY TO A NOMINEE OF THE
                   DEPOSITARY OR BY A NOMINEE OF THE           CUSIP
                   DEPOSITARY TO THE DEPOSITARY OR ANOTHER
                   NOMINEE OF THE DEPOSITARY OR BY THE
No. FXD-           DEPOSITARY OR ANY SUCH NOMINEE TO A
                   SUCCESSOR DEPOSITARY OR A NOMINEE OF
                   SUCH SUCCESSOR DEPOSITARY, UNLESS THIS
                   CERTIFICATE IS PRESENTED BY AN
                   AUTHORIZED REPRESENTATIVE OF THE
                   DEPOSITORY TRUST COMPANY (55 WATER
                   STREET, NEW YORK, NEW YORK) TO THE
                   ISSUER OR ITS AGENT FOR REGISTRATION OF
                   TRANSFER, EXCHANGE OR PAYMENT, AND ANY
                   CERTIFICATE ISSUED IS REGISTERED IN THE
                   NAME OF CEDE & CO., OR SUCH OTHER NAME
                   AS REQUESTED BY AN AUTHORIZED
                   REPRESENTATIVE OF THE DEPOSITORY TRUST
                   COMPANY AND ANY PAYMENT IS MADE TO CEDE
                   & CO., ANY TRANSFER, PLEDGE OR OTHER USE
                   HEREOF FOR VALUE OR OTHERWISE BY OR TO
                   ANY PERSON IS WRONGFUL SINCE THE
                   REGISTERED OWNER HEREOF, CEDE & CO., HAS
                   AN INTEREST HEREIN.]

                            GATX CAPITAL CORPORATION

                                _ % NOTE DUE 20__
                                  (FIXED RATE)


Interest Rate:                   Redemption Date and Prices:

Original Issue Date:             Sinking Fund Dates and Amounts:

Maturity Date:                   Total Amount OID:

                                 Initial Accrual Period OID:

                                 Yield to Maturity:

Redemption at Option of Company:  Yes__  No__

Redemption at Holder's Option:  Yes__  No__

         GATX CAPITAL CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to _______________________, or registered assigns, the principal amount of ________________________________ DOLLARS, on the Maturity Date shown above, and to pay interest thereon at the rate per annum shown above until the principal hereon is paid or duly made available for payment. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) semiannually on April 1 and October 1 of each year (each an "Interest Payment Date") commencing with the Interest Payment Date next following the Original Issue Date specified above (the "Original Issue Date") (provided that, if the Original Issue Date is later than March 15 or September 15 and prior to the next succeeding Interest Payment Date, interest shall be so payable commencing with the second Interest Payment Date following the Original Issue Date) and on the Maturity Date or the date of redemption (the "Redemption Date") on said principal amount, at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or the September 15, whether or not a Business Day (as defined on the reverse hereof), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shown above, or, if applicable, upon redemption, will be payable to the Person to whom the principal hereof shall be payable and provided, further, however, that if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Redemption Date, if any) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The principal hereof and interest due at maturity shall be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

         This Note shall be governed by and construed in accordance with the law of the State of New York.

         This Note is one of the _% Notes Due 20__ of the Company.

         Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                 GATX CAPITAL CORPORATION

CERTIFICATE OF AUTHENTICATION
This is one of the Securities
referred to in the within-
mentioned Indenture.                   By:
                                          --------------------------------
                                           Authorized Signatory

THE CHASE MANHATTAN BANK,
        as Trustee                     ATTEST:


By:
   -------------------------------        --------------------------------
    Authorized Signatory                            Secretary

                                [Reverse of Note]

                            GATX CAPITAL CORPORATION
                                _% NOTE DUE 20__
                                  (FIXED RATE)


            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company, all such Securities issued and to be issued under the indenture dated as of July 31, 1989, as supplemented and amended by the Supplemental Indentures dated as of December 18, 1991, January 2, 1996 and October 14, 1997 (herein called the "Indenture") between the Company and The Chase Manhattan Bank, Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of the Securities designated as _% Notes Due 20__ (the "Notes"). The Notes may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

            If so provided on the face of this Note, this Note may be redeemed at the option of the Company or the Holder on and after the Redemption Date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) at the option of the Company or a Holder, at the redemption prices indicated on the face hereof, together with interest thereon payable to the Redemption Date, on notice given (i) to the Trustee not more than 60 days nor less than 30 days prior to the Redemption Date with respect to redemption at the option of the Company or (ii) to the Trustee and the Company at least 60 days prior to the Redemption Date with respect to redemption at the option of a Holder. With respect to redemption at the option of the Company, if less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the

Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. Any notice by the Trustee of such redemption at the option of the Company shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If an Event of Default with respect to the Notes shall occur and be continuing, the principal thereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and this Note duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            All capitalized terms used in this Note and not otherwise defined herein or particularized on the face hereof shall have the meanings assigned to them in the Indenture.


                      ------------------------------

                              ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM--as tenants in common
      TEN ENT--as tenants by the entireties
      JT TEN--as joint tenants with right of survivorship and not as tenants in
      common UNIF GIFT MIN ACT--                Custodian
                                ---------------           ---------------
                                    (Cust)                   (Minor)
                                Under Uniform Gifts to Minors Act

                                ---------------------------------
                                               (State)

 Additional abbreviations may also be used though not in the above list.

                     ------------------------------

                               ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE



------------------------------------

------------------------------------------------------------------------

            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                                             Attorney
           -------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:
      ------------------      -------------------------------------------
                              Note: The signature to this Assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.